UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2008

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2008, DaVita Inc. (the “Company”) filed a Current Report on Form 8-K reporting that on February 13, 2008, Richard K. Whitney was appointed as the Company’s Chief Financial Officer, effective March 1, 2008. On March 31, 2008, the Company entered into an employment agreement (the “Employment Agreement”) effective February 13, 2008 with Mr. Whitney pursuant to which Mr. Whitney agreed to serve as the Company’s Chief Financial Officer on a part-time basis, effective March 1, 2008. Mr. Whitney will receive an annual base salary of $500,000 and is eligible to receive a discretionary performance bonus up to $300,000 in an amount to be determined by the Company’s Chief Executive Officer and/or the Board of Directors or the Compensation Committee of the Board of Directors. Mr. Whitney received a grant of stock-settled stock appreciation rights on a base number of 200,000 shares of the Company’s common stock (“Common Stock”), issued as follows: 70,000 shares of Common Stock on February 14, 2008; 50,000 shares of Common Stock on February 15, 2008; 30,000 shares of Common Stock on February 19, 2008; 30,000 shares of Common Stock on February 20, 2008; and 20,000 shares of Common Stock on February 21, 2008. This grant has a three and one-half year term from the date the shares of Common Stock are issued. The grant shall vest as follows: 116,667 shares of Common Stock shall vest on February 18, 2009, even if Mr. Whitney is no longer the Chief Financial Officer so long as Mr. Whitney is still employed by the Company and is working 25 hours per week; thereafter, so long as Mr. Whitney is either the Chief Financial Officer or working at least 25 hours per week for the Company, the remainder of the shares of Common Stock will vest each month, on a pro-rata basis, with the grant being fully vested on February 18, 2010.

Under the terms of the Employment Agreement, Mr. Whitney is an “at will” employee, which means that either Mr. Whitney or the Company may terminate his employment at any time and for any reason or no reason, subject to notice requirements; provided, that the Company cannot terminate Mr. Whitney without good cause prior to February 18, 2009.

The Employment Agreement contains certain provisions prohibiting Mr. Whitney from soliciting employees of the Company to work for any person and from soliciting any patient or customer of the Company to patronize any competing dialysis facility or from soliciting any patient, customer, supplier or physician to terminate their business relationship with the Company during the term of Mr. Whitney’s employment and for the one-year period following the termination of his employment with the Company for any reason. In addition, Mr. Whitney has agreed to a confidentiality provision under the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2008

DAVITA INC.

By:	/s/ JOSEPH SCHOHL
Joseph Schohl
Vice President, General Counsel and Secretary